UNITED STATES
SECURITIES AND EXCHANGE
  COMMISSION
  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

SPO MEDICAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11772	25-1411971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3, Gavish Street, POB 2454, Kfar Saba, Israel
 (Address of principal executive offices, including Zip Code)

+972-9-966-2520
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 7, 2011, SPO Medical Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Dutchess Opportunity Fund, II, LP, a Delaware limited partnership (the “Investor”), pursuant to which the Investor committed to purchase, subject to certain restrictions and conditions, up to $5,000,000 of the Company’s common stock, par value $0.01 per share (the “Common Stock”), over a period of 36 months from the first trading day following the effectiveness of the registration statement registering the resale of shares purchased by the Investor pursuant to the Investment Agreement (the “Equity Line”).

The Company may draw on the facility from time to time, at its discretion.  The maximum amount that the Company is entitled to put to the Investor in any one draw down notice is the greater of (i) 200% of the average daily volume of the Company’s Common Stock traded on the Company’s then principal trading market for the three (3) trading days prior to the date of delivery of the applicable draw down notice, multiplied by the average of the closing prices for such trading days or (ii) $100,000. The purchase price shall be set at ninety-four percent (94%) of the lowest daily volume weighted average price (VWAP) of the Company’s Common Stock during the five (5) consecutive trading day period beginning on the date of delivery of the applicable draw down notice. The Investor will not be obligated to purchase shares if the Investor’s total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended.  In addition, the Company is not permitted to draw on the facility unless there is an effective Registration Statement (as defined below) to cover the resale of the shares. Upon notice to the Investor, the Company is entitled at any time in its discretion to terminate the Investment Agreement.

The Investment Agreement further provides that the Company and the Investor are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may suffer as a result of any breach by the other party of any provisions of the Investment Agreement or Registration Rights Agreement, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party’s execution, delivery, performance or enforcement of the Investment Agreement or the Registration Rights Agreement.

Pursuant to the terms of a Registration Rights Agreement dated as of July 5, 2011 between the Company and the Investor (the “Registration Rights Agreement”), the Company is obligated to file, by September 5, 2011, a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) to register the resale by Investor of the shares of Common Stock issued or issuable under the Investment Agreement.  The Company is required to initially register 10,000,000 shares of Common Stock. The Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the filing of the Registration Statement.

The foregoing description of each of the Investment Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Investment Agreement and the Registration Rights Agreement, respectively, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

10.1      Investment Agreement by and between SPO Medical Inc. and Dutchess Opportunity Fund, II, LP dated July 5, 2011.

10.2      Registration Rights Agreement by and between SPO Medical Inc. and Dutchess Opportunity Fund, II, LP dated July 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2011	SPO MEDICAL INC.

	By:	/s/ Michael Braunold
Michael Braunold Chief Executive Officer